CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the captions "Experts" and "Summary Consolidated Financial Data" and to the use of our report dated March 4, 2005 on Safeguard Security Holdings, Inc. consolidated financial statements for the period ended June 30, 2004 included in the Registration Statement (Form SB-2/A) and related Prospectus of Safeguard Security Holdings, Inc. dated July 28, 2006.


/s/ LBB & Associates Ltd., LLP

LBB & Associates Ltd., LLP

Houston, Texas
July 28, 2006